INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41039 of ShowBiz Pizza Time, Inc. on Form S-8 of our report dated February 17, 2003, appearing in this Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended December 29, 2002.



/s/ Deloitte & Touche, LLP

Dallas, Texas
March 24, 2003